Rule 424(b)(3)
Registration Statement No. 333-60264
Pricing Supplement No. 5
Dated May 31, 2001
(To Prospectus dated May 10, 2001 and
Prospectus Supplement dated May 14, 2001)
INTERNATIONAL LEASE FINANCE CORPORATION
$1,000,000,000
Medium-Term Notes, Series M
Principal Amount:                                          $250,000,000.00
Issue Price:                                                     $250,000,000.00
CUSIP:                                                            45974VYC6
Settlement Date:                                                  06/05/01
Stated Maturity (date):                                           06/06/05
Interest Rate:                                                    5.95%
Overdue Rate (if any):                                            N/A
Redeemable by the Company on or after:                       N/A
Repayable at the option of the holder on:                         N/A
Optional Reset Dates:                                        N/A
Extension Periods:                                                N/A
Final Maturity:                                                   N/A
Repurchase Price (for Original Issue Discount Notes):   N/A
Type of Note (check one):
Book-Entry Note     _X__
Certificated Note   ____
Other Provisions: